SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 17, 2017 (Date of earliest event reported)

Commission File No.: 0-25969

URBAN ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)

1010 Wayne Avenue
14th Floor
Silver Spring, Maryland 20910
 (Address of principal executive offices)

(301) 429-3200
 Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to a written consent effective August 7, 2017, the Compensation Committee of the Board of Directors of Urban One, Inc. (the "Company ") approved and adopted grants of restricted stock and stock options to certain employees, including but not limited to certain named executive officers (the "NEOs"), under the Company's Amended and Restated 2009 Stock Option and Restricted Stock Plan, as amended (the "2009 Stock Plan").  David Kantor, the Company's Chief Executive Officer – Radio Division, received a grant of 50,000 shares of restricted Class D common stock ("Class D Shares") and a grant of options to purchase another 50,000 Class D Shares, with each grant vesting in increments of 33.33% over three years.  Two annual grants, one to occur in calendar year 2017 and another in calendar year 2018,  were also made to Alfred C. Liggins, the Company's Chief Executive Officer ("CEO"), Catherine L. Hughes, the Company's Chairperson (the "Chairperson") and Peter D. Thompson, the Company's Chief Financial Officer ("CFO") as follows:

Class D
Shares 2017                                               2018*

CEO                   749,383 shares $1,423,828 worth of shares
Chairperson      449,630 shares  $854,297 worth of shares
CFO                   256,579 shares  $487,500 worth of shares

Options to
Purchase
Class D Shares                                           2017                                                                              2018*

CEO                  options for 333,059 shares                                        $474,609 worth of options
Chairperson     options for 199,836 shares                                         $284,766 worth of options
CFO                  options for 114,035 shares                                         $162,500 worth of options

*2018: Number of shares and options to be calculated using stock price on January 2, 2018.

Except as noted above for Mr. Kantor, the 2017 NEO grants will vest 100% on January 5, 2018 and the 2018 grants will vest 100% on January 5, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Peter D. Thompson
August 18, 2017	Peter D. Thompson
Chief Financial Officer and Principal Accounting Officer